Exhibit 21.1


                     List of PDV America, Inc. Subsidiaries

Subsidiary                                                         Jurisdiction
----------                                                         ------------

CITGO Petroleum Corporation........................................Delaware
     Cit-Con Oil Corporation.......................................Delaware
     CITGO Canada Petroleum Corporation............................Delaware
     CITGO Funding Corporation.....................................Delaware
     CITGO Funding Corporation II..................................Delaware
     CITGO Gulf Coast Refining, Inc................................Delaware
     CITGO International Marketing, Inc............................Delaware
     CITGO International Supply Company............................Delaware
     Champlin Corporation..........................................Delaware
     CITGO Puerto Rico Petroleum Corporation.......................Delaware
     CITGO Venezuela Supply Company................................Delaware
     CITGO Refining Investment Company.............................Oklahoma
     Trimark Insurance Company Ltd.................................Bermuda
     CITGO Investment Company......................................Delaware
         Cumene Associates, Inc....................................Delaware
              Texas Phenol Plant Limited Partnership...............Texas
     CITGO Pipeline Investment Company.............................Delaware
         CITGO Pipeline Company....................................Delaware
         CITGO Products Pipeline Company...........................Delaware
         Lafitte Gas Pipeline Company..............................Delaware
     CITGO East Coast Oil Corporation..............................Delaware
     CITGO Asphalt Refining Company................................New Jersey
     TCP Petcoke Corporation.......................................Delaware
     TCP Venezuela, Inc............................................Delaware
     CITGO Refining and Chemicals Company L.P......................Delaware
PDV USA, Inc. .....................................................Delaware
VPHI Midwest, Inc..................................................Delaware
     PDV Midwest Refining, L.L.C...................................Delaware